Exhibit 99.1

Brightcove Announces Financial Results for Second Quarter Fiscal Year 2021

BOSTON, MA (July 28, 2021) – Brightcove Inc. (Nasdaq: BCOV), the global leader in video for business, today announced financial results for the second quarter ended June 30, 2021.

“ Brightcove’s second quarter performance was highlighted by revenue that was ahead of expectations and 33% growth in adjusted EBITDA,” said Jeff Ray, Brightcove’s Chief Executive Officer. “Our customers continue to turn to Brightcove as their trusted partner as they expand their use of video in new and innovative ways to engage with their audiences.”

Ray continued, “We made good progress across each of our four strategic focus areas that will enhance customer success and retention, accelerate product innovation, and grow our direct and indirect sales efforts. In the near-term, it will take some additional time to complete these initiatives. Longer-term, we are confident we will be on track to hit our long-term financial goal of being a Rule of 40 company.”

Second Quarter 2021 Financial Highlights:

•

Revenue for the second quarter of 2021 was $51.5 million, an increase of 7% compared to $47.9 million for the second quarter of 2020. Subscription and support revenue was $48.6 million, an increase of 7% compared to $45.6 million for the second quarter of 2020.

•

Gross profit for the second quarter of 2021 was $34.2 million, representing a gross margin of 67% compared to a gross profit of $28.0 million and 58% for the second quarter of 2020. Non-GAAP gross profit for the second quarter of 2021 was $34.9 million, representing a non-GAAP gross margin of 68%, compared to a non-GAAP gross profit of $28.6 million and 60% for the second quarter of 2020. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Income from operations was $590 thousand for the second quarter of 2021, compared to a loss of $1.2 million for the second quarter of 2020. Non-GAAP operating income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $4.2 million for the second quarter of 2021, compared to non-GAAP operating income of $3.1 million during the second quarter of 2020.

•

Net income was $870 thousand, or $0.02 per diluted share, for the second quarter of 2021. This compares to a net loss of $1.3 million, or a loss of $0.03 per diluted share, for the second quarter of 2020. Non-GAAP net income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $4.5 million for the second quarter of 2021, or $0.11 per diluted share, compared to non-GAAP net income of $2.9 million for the second quarter of 2020, or $0.07 per diluted share.

•

Adjusted EBITDA was $5.6 million for the second quarter of 2021, compared to adjusted EBITDA of $4.2 million for the second quarter of 2020. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, other (benefit) expense, restructuring, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $8.0 for the second quarter for 2021, compared to cash flow provided by operations of $2.9 million for the second quarter of 2020.

•

Free cash flow was $5.7 million after the company invested $2.3 million in capital expenditures and capitalization of internal-use software during the second quarter of 2021. Free cash flow was $516,000 for the second quarter of 2020.

•	Cash and cash equivalents were $40.4 million as of June 30, 2021 compared to $37.5 million on December 31, 2020.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $92,200 in the second quarter of 2021, excluding starter customers who had average annualized revenue of $4,500 per customer. This compares to $87,200 in the comparable period in 2020.

•	Recurring dollar retention rate was 86% in the second quarter of 2021, versus our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,263 customers, of which 2,280 were premium.

•

New customers and customers who expanded their relationship during the second quarter include: Black News Channel, Sparrow Live, Dal-Tile Corp, Rooster Teeth Productions, The Edinburgh Fringe Festival, Softbank, TVNZ, and Hydrow.

•

Established a partnership with Alibaba to create the Brightcove China Delivery via Alibaba Cloud solution, which makes Brightcove the first video provider to enable on-demand video streaming in China. With this new partnership, we are able to solve the challenges that have long hindered enterprise video adoption in China, including government restrictions, video loading or analytic failures, or being blacklisted for not having an in-country domain or license.

•

Announced a technology partnership with ByteArk, a leading content delivery network (CDN) in Thailand. Together, we will be able to leverage each other’s technology to provide media organizations, content owners using OTT platforms and enterprises a flawless viewer experience across any device.

Business Outlook

Based on information as of today, July 28, 2021, the Company is issuing the following financial guidance.

Third Quarter 2021:

•	Revenue is expected to be in the range of $50.5 million to $51.5 million, including approximately $2.7 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $0.5 million to $1.5 million, which excludes stock-based compensation of approximately $2.6 million and the amortization of acquired intangible assets of approximately $0.7 million.

•

Adjusted EBITDA is expected to be in the range of $1.7 million to $2.7 million, which excludes stock-based compensation of approximately $2.6 million, the amortization of acquired intangible assets of approximately $0.7 million, depreciation expense of approximately $1.2 million, and other income/expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net income per diluted share is expected to be $0.01 to $0.03, which excludes stock-based compensation of approximately $2.6 million, the amortization of acquired intangible assets of approximately $0.7 million, and assumes approximately 42.4 million weighted-average shares outstanding.

Full Year 2021:

•	Revenue is expected to be in the range of $211.0 million to $213.0 million, including approximately $12.5 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $14.0 million to $17.0 million, which excludes stock-based compensation of approximately $10.4 million, the amortization of acquired intangible assets of approximately $3.0 million, merger-related expenses of $0.3 and other (benefit) expense of ($2.0) million.

•

Adjusted EBITDA is expected to be in the range of $19.1 million to $22.1 million, which excludes stock-based compensation of approximately $10.4 million, the amortization of acquired intangible assets of approximately $3.0 million, merger-related expenses of $0.3, depreciation expense of approximately $5.1 million, other (benefit) expense of approximately ($2.0) million, and other income/expense and the provision for income taxes of approximately $1.3 million.

•

Non-GAAP earnings per diluted share is expected to be $0.30 to $0.37, which excludes stock-based compensation of approximately $10.4 million, the amortization of acquired intangible assets of approximately $3.0 million, merger-related expenses of $0.3, other (benefit) expense of ($2.0) million and assumes approximately 42.3 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, July 28, 2021, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13721361. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

When video is done right, it can have a powerful and lasting effect. Hearts open. Minds change. Creativity thrives. Since 2004, Brightcove has been helping customers discover and experience the incredible power of video through its award-winning technology, empowering organizations in more than 70 countries across the globe to touch audiences in bold and innovative ways.

Brightcove achieves this by developing technologies once thought impossible, providing customer support without parallel or excuses, and leveraging the expertise and resources of a global infrastructure. Video is the world’s most compelling, exciting medium. Visit www.brightcove.com. Video That Means Business.™

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter and full year 2021, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including our business operations, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; the timing and successful integration of the Ooyala acquisition; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related expenses, restructuring and other (benefit) expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation expense, the amortization of acquired intangible assets, stock-based compensation expense, merger-related expenses, restructuring and other (benefit) expense. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Net Revenue Retention Rate. We assess our ability to retain and expand customers using a metric we refer to as our net revenue retention rate. We calculate the net revenue retention rate by dividing; a) the current annualized recurring revenue for premium customers that existed twelve months prior by b) the annualized recurring revenue for all premium customers that existed twelve months prior. We define annualized recurring revenue for premium customers as the aggregate annualized contract value from our premium customer base, measured as of the end of a given period. We typically calculate our net revenue retention rate on a quarterly basis. For annual periods, we report net revenue retention rate as the average of the net revenue retention rate for all fiscal quarters included in the period. By dividing the retained recurring revenue by the base recurring revenue, we measure our success in retaining and growing installed revenue from the specific cohort of customers we served at the beginning of the period.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$40,387	$37,472
Accounts receivable, net of allowance	31,445	29,305
Prepaid expenses and other current assets	21,046	18,738

Total current assets	92,878	85,515
Property and equipment, net	17,460	15,968
Operating lease right-of-use asset	6,749	8,699
Intangible assets, net	8,956	10,465
Goodwill	60,902	60,902
Other assets	6,236	5,254

Total assets	$193,181	$186,803

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,001	$10,456
Accrued expenses	20,779	25,397
Operating lease liability	2,734	4,346
Deferred revenue	62,433	58,741

Total current liabilities	96,947	98,940
Operating lease liability, net of current portion	4,200	5,498
Other liabilities	889	2,763

Total liabilities	102,036	107,201

Stockholders’ equity:
Common stock	41	40
Additional paid-in capital	292,775	287,059
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(362)	(188)
Accumulated deficit	(200,438)	(206,438)

Total stockholders’ equity	91,145	79,602

Total liabilities and stockholders’ equity	$193,181	$186,803

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Subscription and support revenue	$48,602	$45,617	$99,441	$90,275
Professional services and other revenue	2,870	2,309	6,848	4,304

Total revenue	51,472	47,926	106,289	94,579
Cost of revenue: (1) (2)
Cost of subscription and support revenue	14,756	17,807	30,434	34,555
Cost of professional services and other revenue	2,468	2,092	5,958	3,986

Total cost of revenue	17,224	19,899	36,392	38,541

Gross profit	34,248	28,027	69,897	56,038

Operating expenses: (1) (2)
Research and development	7,855	9,131	16,139	17,984
Sales and marketing	18,130	13,383	34,279	27,557
General and administrative	7,418	6,407	14,477	12,939
Merger-related	255	259	255	5,768
Other (benefit) expense	—	—	(1,965)	—

Total operating expenses	33,658	29,180	63,185	64,248

Income (loss) from operations	590	(1,153)	6,712	(8,210)
Other income (expense), net	117	(27)	(618)	(495)

Income (loss) before income taxes	707	(1,180)	6,094	(8,705)
Provision for income taxes	(163)	115	94	443

Net income (loss) before income taxes	$870	$(1,295)	$6,000	$(9,148)

Net income (loss) per share—basic and diluted
Basic	$0.02	$(0.03)	$0.15	$(0.23)
Diluted	0.02	(0.03)	0.14	(0.23)

Weighted-average shares—basic and diluted
Basic	40,615	39,292	40,386	39,136
Diluted	42,209	39,292	42,391	39,136

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$187	$123	$344	$313
Cost of professional services and other revenue	118	90	186	170
Research and development	531	257	853	697
Sales and marketing	762	761	1,499	1,672
General and administrative	1,011	867	2,019	1,864

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$336	$335	$671	$830
Sales and marketing	407	478	838	955

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
Operating activities	2021	2020
Net income (loss)	$6,000	$(9,148)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,278	4,357
Stock-based compensation	4,901	4,716
Provision for reserves on accounts receivable	276	401
Changes in assets and liabilities:
Accounts receivable	(2,634)	4,055
Prepaid expenses and other current assets	(1,337)	(5,357)
Other assets	(1,000)	(300)
Accounts payable	105	2,038
Accrued expenses	(6,053)	(577)
Operating leases	(960)	3
Deferred revenue	3,801	5,112

Net cash provided by operating activities	7,377	5,300

Investing activities
Purchases of property and equipment, net of returns	(808)	(1,197)
Capitalization of internal-use software costs	(2,977)	(3,839)

Net cash used in investing activities	(3,785)	(5,036)

Financing activities
Proceeds from exercise of stock options	1,980	394
Deferred acquisition payments	(475)	—
Proceeds from debt	—	10,000
Debt paydown	—	(5,000)
Other financing activities	(1,348)	(429)

Net cash provided by financing activities	157	4,965

Effect of exchange rate changes on cash and cash equivalents	(834)	(235)

Net (decrease) increase in cash and cash equivalents	2,915	4,994
Cash and cash equivalents at beginning of period	37,472	22,759

Cash and cash equivalents at end of period	$40,387	$27,753

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended June 31,		Six Months Ended June 31,
	2021	2020	2021	2020
GROSS PROFIT:
GAAP gross profit	$34,248	$28,027	$69,897	$56,038
Stock-based compensation expense	305	213	530	483
Amortization of acquired intangible assets	336	335	671	830
Restructuring	—	51	—	51

Non-GAAP gross profit	$34,889	$28,626	$71,098	$57,402

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$590	$(1,153)	$6,712	$(8,210)
Stock-based compensation expense	2,609	2,098	4,901	4,716
Amortization of acquired intangible assets	743	813	1,509	1,785
Merger-related	255	259	255	5,768
Restructuring	—	1,039	—	1,268
Other (benefit) expense	—	—	(1,965)	—

Non-GAAP income from operations	$4,197	$3,056	$11,412	$5,327

NET INCOME (LOSS):
GAAP net income (loss)	$870	$(1,295)	$6,000	$(9,148)
Stock-based compensation expense	2,609	2,098	4,901	4,716
Amortization of acquired intangible assets	743	813	1,509	1,785
Merger-related	255	259	255	5,768
Restructuring	—	1,039	—	1,268
Other (benefit) expense	—	—	(1,965)	—

Non-GAAP net income	$4,477	$2,914	$10,700	$4,389

GAAP diluted net income (loss) per share	$0.02	$(0.03)	$0.14	$(0.23)

Non-GAAP diluted net income per share	$0.11	$0.07	$0.25	$0.11

Shares used in computing GAAP diluted net income (loss) per share	40,615	39,292	40,386	39,136
Shares used in computing Non-GAAP diluted net income (loss) per share	42,209	39,952	42,391	39,802

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$870	$(1,295)	$6,000	$(9,148)
Other expense, net	(117)	27	618	495
Provision for income taxes	(163)	115	94	443
Depreciation and amortization	2,115	1,949	4,278	4,357
Stock-based compensation expense	2,609	2,098	4,901	4,716
Merger-related	255	259	255	5,768
Restructuring	—	1,039	—	1,268
Other (benefit) expense	—	—	(1,965)	—

Adjusted EBITDA	$5,569	$4,192	$14,181	$7,899

Brightcove Inc.

Historical Net Revenue Retention (NRR)

	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Net Revenue Retention Rate	95%	100%	97%	97%	92%	92%	98%	100%	99%	98%